Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator
Worthington Industries, Inc. Deferred Profit Sharing Plan:

We consent to the incorporation by reference in the registration statement (No. 33-57981) on Form S-8 of Worthington Industries, Inc. of our report dated June 10, 2005, with respect to the financial statements and supplemental schedule of the Worthington Industries, Inc. Deferred Profit Sharing Plan as of and for the year ended December 31, 2004, which report appears in the annual report on Form 11-K of the Worthington Industries, Inc. Deferred Profit Sharing Plan.

/s/ Meaden & Moore, Ltd.

Columbus, Ohio
June 28, 2005

17